As filed with the Securities and Exchange Commission on August 22, 2018

Registration No. 333-221835

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0064146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

909 Silver Lake Boulevard

Dover, Delaware 19904

(302) 734-6799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Beth W. Cooper

Senior Vice President and Chief Financial Officer

Chesapeake Utilities Corporation

909 Silver Lake Boulevard

Dover, Delaware, 19904

(302) 734-6799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Baker & Hostetler, LLP

2300 SunTrust Center

200 S. Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3ASR (No. 333-221835) (the “Registration Statement”) filed by Chesapeake Utilities Corporation (the “Company”) on November 30, 2017. The Registration Statement registered shares of the Company’s common stock, $0.4867 par value per share, issuable from time to time in one or more offerings by the Company, as well as preferred stock purchase rights (the “Rights”) to be issued with each such share of common stock pursuant to the Rights Agreement, dated as of August 20, 1999, by and between the Company and BankBoston, N.A., as amended by that certain First Amendment to Rights Agreement dated September 12, 2008, by and between the Company and Computershare Trust Company N.A., as successor rights agent, and as amended by that certain Second Amendment to Rights Agreement dated February 27, 2018, by and between the Company and Computershare Trust Company N.A., as successor rights agent (as amended, the “Rights Agreement”).

At 5:00 P.M., New York City time, on February 27, 2018, the “Final Expiration Date” occurred under the Rights Agreement. As a result, the Rights Agreement and the Rights issued thereunder expired by their own terms and each share of common stock is no longer accompanied by a right to purchase, under certain circumstances, one one-fiftieth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company. Accordingly, since the Rights can no longer be issued with the common stock registered under the Registration Statement for issuance pursuant to the Plan, this Post-Effective Amendment is being filed to (i) deregister the Rights previously registered under the Registration Statement, (ii) set forth a revised prospectus that removes and deregisters the Rights as registered securities under the Registration Statement, removes the description of such securities, and makes certain changes related to the passage of time, which revised prospectus will be used by the Company in connection with the offerings of common stock covered by the Registration Statement, and (iii) update the information in Part II of the Registration Statement. The Company hereby withdraws from registration all Rights registered under the Registration Statement.

PROSPECTUS

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

725,262 SHARES OF COMMON STOCK

(PAR VALUE $0.4867 PER SHARE)

This Prospectus relates to shares of common stock, par value $0.4867 per share, of Chesapeake Utilities Corporation, a Delaware corporation, which may be offered and sold from time to time pursuant to the terms of our Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”). Our common stock is traded on the New York Stock Exchange under the symbol “CPK.”

Unless otherwise indicated or unless the context requires otherwise, all references in this Prospectus to “we,” “us,” “our,” the “Corporation,” the “Registrant” or “Chesapeake Utilities” mean Chesapeake Utilities Corporation and its subsidiaries.

References in this Prospectus to “common stock” are to Chesapeake Utilities common stock, par value $0.4867, and references to a “stockholder” are to individuals or entities that hold Chesapeake Utilities common stock. The term “new investor” refers to an individual or entity who is not a Chesapeake Utilities stockholder immediately prior to becoming a participant in the Plan. The Plan is set forth in this Prospectus in a question and answer format. When we refer to our “Certificate of Incorporation,” we mean Chesapeake Utilities Corporation’s Amended and Restated Certificate of Incorporation, as amended through the date hereof, and when we refer to our “Bylaws,” we mean Chesapeake Utilities Corporation’s Amended and Restated Bylaws, as amended through the date hereof.

The Plan has two components:

•

a Dividend Reinvestment component, which permits Plan participants to elect to invest all or a portion of the dividends on their shares of our common stock, when paid, in additional shares of our common stock.

•

a Direct Stock Purchase component, which permits Plan participants, other registered stockholders and new investors to purchase shares of our common stock in a convenient manner without incurring transaction/processing fees.

If we sell shares of common stock under the Plan, we will use the proceeds for general corporate purposes.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 22, 2018

You should rely only on the information contained in this Prospectus or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this Prospectus may be accurate only on the date of this Prospectus.

i

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially from those expressed or forecasted in any forward-looking statement as a result of a variety of factors, including those set forth in “Risk Factors” below and elsewhere in, or incorporated by reference into, this Prospectus. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

PROSPECTUS SUMMARY

Company Overview

Chesapeake Utilities, incorporated in 1947 in Delaware, is a diversified energy company engaged, through our operating divisions and subsidiaries, in various energy and other businesses. We operate primarily on the Delmarva Peninsula and in Florida, Pennsylvania, and Ohio, providing natural gas distribution, transmission, supply, gathering processing, and marketing; electric distribution and generation; propane distribution; steam generation; and other energy-related services. The core of our business is regulated energy services, which provides stable earnings through our utility operations. Our unregulated businesses provide opportunities to achieve returns greater than those of a traditional utility. We operate within two reportable segments: Regulated Energy and Unregulated Energy. The Regulated Energy segment includes our natural gas distribution, natural gas transmission, and electric distribution operations. All operations in this segment are regulated, as to their rates and service, by the Public Service Commission having jurisdiction in each state in which we operate or by the Federal Energy Regulatory Commission. The Unregulated Energy segment includes our propane distribution and natural gas gathering, processing, marketing, and supply; and steam generation, which are unregulated as to their rates and services. Also included in this segment are other unregulated energy services, such as energy-related merchandise sales; heating, ventilation, and air conditioning, plumbing, and electrical services; and electricity and steam generation services from the combined heat and power plant we placed into service in Nassau County, Florida.

The remainder of our operations is presented as “Other businesses and eliminations,” which consists of unregulated subsidiaries that own real estate leased to Chesapeake Utilities, as well as certain corporate costs not allocated to other operations.

Our principal executive office is located at 909 Silver Lake Boulevard, Dover, Delaware 19904, and our telephone number is 302.734.6799. Our website address is www.chpk.com. Unless expressly incorporated by reference, information contained on or made available through our website is not a part of this Prospectus or any accompanying Prospectus supplement.

Overview of Offering

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of up to 725,262 shares of our common stock under the Plan. You should read this Prospectus together with additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Key features of the Plan include:

•

Dividends on shares of our common stock held through the Plan and shares registered in the name of a participant can be fully reinvested or partially reinvested in additional shares of our common stock.

•	Plan participants may have cash dividends that are not reinvested, deposited directly into a designated account with a U.S. bank or other approved financial institution.

•

Plan participants and registered Chesapeake Utilities stockholders who are not Plan participants may purchase additional shares of our common stock by making optional cash investments through the Direct Stock Purchase component of the Plan in the minimum amount of $50 per investment, up to a maximum aggregate amount of $100,000 per calendar year.

•

A new investor who does not own shares of our common stock may purchase shares through the Direct Stock Purchase component of the Plan by making an initial minimum investment of $250, up to a maximum aggregate annual amount of $100,000.

•

Plan participants, other registered stockholders and new investors may make optional cash investments in excess of the maximum aggregate annual amount of $100,000, if we grant a waiver pursuant to a “Request for Waiver” submitted by the Plan participant, other registered stockholder or new investor.

•

Plan participants may elect to have funds for optional cash investments automatically deducted on a one-time or a monthly basis from a designated account with a U.S. bank or other approved financial institution.

•	A stockholder may deposit any or all of the certificates registered in the stockholder’s name with the Plan Administrator for safekeeping.

•	Our employees, including employees of our subsidiaries, may participate in the Plan through payroll deductions.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and in the other documents incorporated by reference into this Prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this Prospectus, or in any prospectus supplement hereto, before making a decision to invest in our securities. See also information under the heading, “Where You Can Find More Information.”

USE OF PROCEEDS

If we sell shares of common stock under the Plan, we will use the proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The purchase price per share of common stock purchased from us (other than purchases pursuant to Requests for Waiver as defined below in the heading titled “Description of the Plan”) will be equal to 100% of the average of the high and low sales prices of the common stock, based on the New York Stock Exchange Composite Transactions by 4:00 p.m. Eastern Time as reported on the investment date, but in no event will we sell shares of common stock under the Plan at less than the par value per share.

For shares purchased on the open market, the Plan Administrator may combine each Plan participant’s funds with funds of other purchasing participants. In the event the Plan Administrator combines purchasing participants’ funds, the Plan Administrator generally will combine funds relating to same purchase type (e.g., cash dividends, initial cash investments, and optional cash investments), and direct the Plan Administrator’s broker to separately execute each purchase type. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over multiple days. If different purchase types are batched, the price per share of common stock purchased for each Plan participant’s account, whether purchased with reinvested cash dividends, with initial cash investments, or with optional cash investments, shall be the weighted average price of the specific batch of shares of common stock purchased by the Plan Administrator’s broker on the particular investment date. The Plan Administrator has full discretion as to all matters relating to the purchase of shares.

DESCRIPTION OF THE PLAN

To enroll in the Plan, a stockholder must complete and return to the Plan Administrator an Enrollment Form. A new investor must complete and submit an Initial Enrollment Form. For further enrollment information, please refer to the Eligibility and Enrollment section of this Prospectus beginning with Question No. 5 below or contact the Plan Administrator.

Fees Associated With the Plan

The following is a list of the principal transactions and services provided to participants in the Plan and the associated fees. Participants are responsible only for those fees not paid by Chesapeake Utilities.

Initial Investment	$10 Enrollment Fee
Dividend Reinvestment	Paid by Chesapeake Utilities
Direct Deposit of Dividends	Paid by Chesapeake Utilities
Optional Cash Investments	Paid by Chesapeake Utilities
Automatic Debiting for Optional Cash Investments	Paid by Chesapeake Utilities
Market Order Sale of Stock	$25 per sale plus $0.12/share
Day Limit Order Sale of Stock	$25 per sale plus $0.12/share
Good-Til-Cancelled Limit Order (“GTC”) Sale of Stock	$25 per sale plus $0.12/share
Batch Order Sale of Stock/Termination	$25 per sale plus $0.12/share
Agent Assistance Fee	$15 per sale
Safekeeping	Paid by Chesapeake Utilities
Book Transfers	Paid by Chesapeake Utilities
Request for Certificate	Paid by Chesapeake Utilities
Returned Check or Failed Electronic Payment	$35 per occurrence

Per share fees cover any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

Our Plan is set forth below in question and answer format as approved by our Board of Directors and as currently in effect. The Plan first became effective on April 27, 1989, and has been amended from time to time thereafter through the date of this Prospectus.

Purpose

1. What is the purpose of the Plan?

The purpose of the Dividend Reinvestment component of the Plan is to provide our stockholders with a convenient and economical method of reinvesting cash dividends in additional shares of common stock without payment of transaction/processing fees. A new investor may become a stockholder by making an initial minimum investment of $250. The waiver provision of the Direct Stock Purchase component of the Plan enables Plan participants to make optional cash investments in excess of the maximum aggregate annual limit of $100,000 if we grant a “Request for Waiver.” A shareholder receiving a cash dividend can request to have their dividend reinvested through the Plan.

The Plan also provides a stockholder with the opportunity to deposit with the Plan Administrator for safekeeping, certificates for shares of our common stock registered in the stockholder’s name. We may direct the Plan Administrator to purchase shares either in the open market or from us to satisfy the requirements of the Plan. Shares purchased from us will provide us with funds, which we will use for general corporate purposes.

Advantages

2. What are some of the advantages of the Plan?

•	Participants have flexibility to reinvest all, a portion or none of their dividends in additional shares of our common stock.

•	Participants may direct that cash dividends, which are not reinvested, be deposited into a designated account with a U.S. bank or other approved financial institution.

•	Except for the initial enrollment fee, there are no transaction/processing fees charged to the participant on purchases of our common stock.

•	Investors who currently do not own shares of our common stock can become Plan participants by making an initial minimum investment of $250, up to a maximum aggregate annual amount of $100,000.

•

Participants and registered stockholders who are not participants in the Plan can purchase additional shares of our common stock by making optional cash investments in the minimum amount of $50 per investment, up to a maximum aggregate annual amount of $100,000.

•	Payments for the purchase of shares can be made by check or through the automatic debiting of a designated account with a U.S. bank or other approved financial institution.

•	Participants may deposit our common stock certificates registered in their name with the Plan Administrator for safekeeping.

•	Plan shares can be transferred or given as gifts at no charge to the participant.

•	Plan shares can be sold through the Plan Administrator.

•	Our employees, including employees of our subsidiaries, may participate in the Plan through payroll deductions.

Administration

3. Who administers the Plan?

The Plan is administered by Computershare Trust Company, N.A., (the “Plan Administrator” or “Computershare”). The Plan Administrator’s responsibilities include effecting purchases of our common stock on behalf of the Plan, maintaining participants’ accounts, keeping the necessary records, sending statements of account to participants and performing other administrative duties relating to the operation of the Plan. The Plan Administrator’s contact information is shown below.

All questions concerning participation in the Plan or with regard to a participant’s account under the Plan should be directed to the Plan Administrator. The Plan Administrator may be contacted in writing, by telephone or via the Internet as indicated below.

The following address for the Plan Administrator should be used for Plan-related correspondence including, but not limited to, inquiries concerning dividend reinvestment and optional cash investments, assistance with becoming a stockholder through the Direct Stock Purchase component of the Plan, the delivery of stock certificates for the safekeeping of shares and the submission of enrollment forms (except, as more fully described below, where the Enrollment Form is accompanied by a check). Please note that cash, third party checks, traveler’s checks and money orders will not be accepted.

Computershare Trust Company, N.A.

c/o Chesapeake Utilities Corporation

P.O. Box 505000

Louisville, KY 40233-5000

Telephone: 877.498.8865 (U.S. and Canada)

781.575.2879 (outside of the U.S. and Canada)

Internet: www.computershare.com/investor

Registered stockholders who are not Plan participants should send the Enrollment Form to the address headed Optional Cash Investments below.

All checks representing initial cash investments of new investors, along with the Initial Enrollment Form, should be sent to the address headed Initial Investments below.

Optional Cash Investments	Initial Investments
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Chesapeake Utilities Corporation	c/o Chesapeake Utilities Corporation
P.O. Box 6006	P.O. Box 505000
Carol Stream, IL 60197-6006	Louisville, KY 40233-5000

Checks for both optional cash investments and new investments should be made payable to: “Computershare – Chesapeake Utilities Corporation.”

For information relating to payment, please refer to the Methods of Payment section in this Prospectus beginning with Question No. 19.

All shares of our common stock purchased under the Plan or deposited for safekeeping will be registered in the name of the Plan Administrator or its nominee as the agent for the Plan participants. As record holder of shares held for participants’ accounts, the Plan Administrator will receive and reinvest for the account of a Plan participant dividends both on shares held for the participant by the Plan and on shares held by the participant in certificate form that the participant does not elect to receive in cash. The Plan Administrator will hold all shares of common stock purchased for each participant or deposited for safekeeping under the Plan until directed otherwise by a notice received from the participant. The Plan Administrator also acts as our dividend disbursing agent, transfer agent and registrar.

4. What are the limitations on the responsibilities of Chesapeake Utilities and the Plan Administrator under the Plan?

Neither Chesapeake Utilities nor the Plan Administrator will be liable for any good faith act or for any good faith omission to act in connection with the administration of the Plan, including, without limitation, with respect to the prices or times at which shares of common stock are purchased or sold under the Plan or any claim or liability arising out of failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of written notice of death from the appropriate fiduciary.

A participant should recognize that neither Chesapeake Utilities nor the Plan Administrator can assure the participant of a profit or protect the participant against a loss from an investment in shares of our common stock purchased under the Plan.

Eligibility and Enrollment

5. Who is eligible to participate in the Plan?

Any person or entity, whether or not a stockholder, is eligible to participate in the Plan. A registered Chesapeake Utilities stockholder or a person or entity that is not a Chesapeake Utilities stockholder can become a participant in the Plan by completing the appropriate Enrollment Form. A person or entity who is the beneficial owner of our common stock through an account with a broker, bank or other nominee must make appropriate arrangements with the broker, bank or other nominee to become a participant in the Plan (including the payment of any associated fees that may be charged by the broker, bank or other nominee), or the beneficial owner must become a registered stockholder by having the shares transferred into the beneficial owner’s name. To have shares registered in his or her name, a beneficial owner must request the issuance of a certificate for the shares from the broker, bank or other nominee. Alternatively, a beneficial owner may become a participant in the Plan by purchasing additional shares of our common stock in accordance with the instructions set forth below for new investors. See Question No. 7. A new investor residing outside of the United States, or its territories and possessions, is responsible for determining whether he or she is subject to any governmental regulation that prohibits participation in the Plan.

We reserve the right to restrict the participation in the Plan of any participant who, in our opinion, is misusing the Plan or is causing us undue expense.

6. How does a registered stockholder become a participant in the Plan?

A registered stockholder may become a participant in the Plan at any time by completing an Enrollment Form and returning it to the Plan Administrator at the address indicated in Question No. 3. Where the stock to be enrolled in the Plan is registered in more than one name (i.e., joint tenants, etc.), all registered stockholders must sign the Enrollment Form. An Enrollment Form may be obtained at any time by contacting the Plan Administrator. A registered stockholder also may become a participant in the Plan by accessing the Plan Administrator’s website, authenticating his or her online account and completing an online Enrollment Form.

Prospective Plan participants are urged to read this Prospectus in its entirety before deciding to enroll in the Plan.

7. How does a new investor become a participant in the Plan?

An investor who is not a stockholder may become a participant in the Plan at any time by completing an Initial Enrollment Form, returning it to the Plan Administrator and making an initial minimum investment of $250, up to a maximum aggregate annual amount of $100,000. New investors also can make optional cash investments in excess of the $100,000 maximum if we grant a Request for Waiver. See Question No. 18. Payments for an initial investment can be made by check or by authorizing the one-time online debit of a designated account with a U.S. bank or other approved financial institution as more fully described in Question No. 19. Any amounts of less than $250 tendered for an initial investment by check or one-time online debit will not be accepted and will be returned. Participants may also make an initial investment by authorizing automatic deductions of $50 per transaction from a designated account with a U.S. bank or other approved financial institution for at least five consecutive purchases. Recurring automatic deductions will continue indefinitely, beyond the initial five purchases, until the investor notifies the Plan Administrator by telephone or in writing to stop the recurring automatic deductions. A direct debit authorization form is included with the initial enrollment form. Cash, traveler’s checks, money orders and third-party checks will not be accepted.

The Initial Enrollment Form may be obtained at any time by contacting the Plan Administrator. A new investor also can become a participant in the Plan by enrolling online at www.computershare.com/investor and following the instructions provided.

Prospective Plan participants are urged to read this Prospectus in its entirety before making an investment decision to purchase shares of our common stock.

8. What are the fees associated with an initial investment by a new investor?

A new investor will be charged a one-time $10 enrollment fee to establish a Plan account. The $10 fee will be subtracted from the payment delivered for the purchase of shares (i.e., a new investor is required to send an initial minimum investment of $250, from which the $10 fee will be subtracted, leaving $240 to be invested).

9. When does participation in the Plan by a registered stockholder or new investor become effective?

A registered stockholder or new investor can, at any time, submit the required Enrollment Form to become a participant in the Plan.

In the case of the enrollment in the Plan of shares owned by a registered stockholder, participation in the Plan will commence upon delivery to the Plan Administrator of the required Enrollment Form.

In the case of the enrollment in the Plan by a new investor, participation in the Plan will commence upon delivery to the Plan Administrator of the required Enrollment Form and the initial cash investment amount followed by the subsequent purchase by the Plan Administrator of the shares of our common stock for the participant’s account.

When participation in the Plan commences on or prior to any cash dividend record date, the dividends paid on the enrolled shares on the corresponding dividend payment date will be reinvested in accordance with the participant’s instructions. If participation commences after a cash dividend record date, the reinvestment of dividends, in accordance with the option selected by the participant, will commence with the next following dividend payment.

Dividend Reinvestment Options

10. What dividend reinvestment options are available to participants in the Plan?

Full Dividend Reinvestment	Directs the Plan Administrator to reinvest automatically, in accordance with the terms of the Plan, dividends on (i) all shares of common stock registered in the participant’s name and (ii) all shares of common stock credited to the participant’s account under the Plan.

Partial Dividends Paid in Cash	Directs the Plan Administrator to distribute to the Plan participant in cash the dividends on that portion of the participant’s shares (including both (i) shares of common stock registered in the participant’s name and (ii) shares of common stock credited to the participant’s account under the Plan) designated by the participant, and to reinvest automatically, in accordance with the terms of the Plan, dividends on the remainder of the participant’s shares.

All Dividends Paid in Cash (no dividend reinvestment)	Directs the Plan Administrator to distribute to the participant in cash the dividends on all of the participant’s shares whether registered in the participant’s name or credited to the participant’s account under the Plan. No dividends will be reinvested.

Regardless of the dividend reinvestment option selected, any dividends that a participant elects to receive in cash will be paid to the participant by check or, if the participant so elects, the dividend may be deposited directly into an account designated by the participant with a U.S. bank or other approved financial institution.

Under each of the three dividend reinvestment options, a Plan participant may elect to make optional cash investments at any time or to deposit shares with the Plan Administrator for safekeeping.

11. Can a participant change his or her dividend reinvestment option?

Yes. A participant at any time may change his or her dividend reinvestment election to any of the other dividend reinvestment options by accessing his or her account online at the Plan Administrator’s website, by contacting the Plan Administrator or by completing a new Enrollment Form and returning it to the Plan Administrator. Any change received by the Plan Administrator on or prior to the record date for a dividend payment will become effective for that dividend payment.

12. When will the dividend reinvestment purchases be made?

The investment date for the reinvestment of cash dividends is the dividend payment date. If a dividend payment date falls on a weekend, holiday or another day on which the New York Stock Exchange is closed, the investment date will be the next trading day. Shares of common stock acquired from us will be purchased on the investment date and will be credited to participants’ accounts on that day or as soon as practicable thereafter. The purchase of shares acquired in the open market or in negotiated transactions will begin on the investment date and will be completed as soon as practicable and will be credited to participants’ accounts upon the completion of all purchases.

Direct Deposit of Cash Dividends

13. May a participant have cash dividends deposited directly into a designated U.S. bank account?

Yes. Direct deposit of dividends is available to any Plan participant who is receiving cash dividends on all or a portion of his or her shares of our common stock, whether registered in the participant’s name or credited to the participant’s account under the Plan. A Plan participant may elect to have all cash dividends paid by electronic transfer of funds to a designated account with a U.S. bank or other approved financial institution by sending a completed Authorization for Electronic Direct Deposit Form to the Plan Administrator. This form may be obtained by contacting the Plan Administrator. A stockholder may change the designated account or discontinue receiving direct deposit of dividends at any time by contacting the Plan Administrator.

Optional Cash Investments up to $100,000 Per Calendar Year

14. How does the optional cash investment feature work for investments up to $100,000 per year?

Both Plan participants and our registered stockholders who are not Plan participants are permitted to purchase additional shares of our common stock through optional cash investments. Each optional cash investment must be a minimum of $50 and, in the aggregate, cannot exceed $100,000 in any calendar year. Funds tendered that are less than the minimum investment amount or in excess of the maximum annual amount will be returned to the investor. There is no obligation to make an optional cash investment nor is there a requirement that the same amount be invested each time an optional cash investment is made. Payments for optional cash investments can be made by check or by online authorization of a one-time debit or automatic monthly debits from a designated account with a U.S. bank or other approved financial institution as more fully described in Question No. 19.

A registered stockholder who is not a Plan participant at the time of an optional cash investment, as a condition to the investment, must enroll in the Plan by completing an Enrollment Form and returning it to the Plan Administrator at the address indicated in Question No. 3. An Enrollment Form may be obtained by contacting the Plan Administrator. A stockholder also may enroll in the Plan online by accessing the Plan Administrator’s website, authenticating his or her online account and completing an online Enrollment Form.

All shares of common stock purchased with optional cash investments will be credited to a participant’s account under the Plan (or in the case of a registered stockholder who prior to the purchase was not a Plan participant, shares will be credited to a newly-established account under the Plan). Thereafter, all dividends on such shares will either be reinvested or paid to the participant in cash, depending on the participant’s dividend reinvestment election. See Question No. 10.

15. When will optional cash investment purchases be made?

The investment date for optional cash investments (other than purchases pursuant to grants of Requests for Waiver as described below) is the fifth day of each month, except months in which the fifth day falls on a weekend, holiday or another day when the New York Stock Exchange is closed, in which case the investment date will be the next trading day. Funds for optional cash investments received by the Plan Administrator on or before the second business day prior to an investment date will be used to purchase shares of common stock on or beginning on the investment date. Funds for optional cash investments received later than the second business day prior to an investment date will be held by the Plan Administrator until the next monthly investment date, unless a request for the return of the funds is received by the Plan Administrator at least two business days prior to the next monthly investment date.

Shares of common stock acquired from us will be purchased on the investment date and will be credited to participants’ accounts on that date or as soon as practicable thereafter. The purchase of shares acquired in the open market or in negotiated transactions will begin on the investment date and will be completed as soon as practicable and will be credited to participants’ accounts upon the completion of all purchases.

16. Is interest paid on funds tendered for optional cash investments that are received prior to an investment date?

No. Under no circumstances will interest be paid on funds for optional cash investments tendered at any time prior to the investment date. Participants are therefore urged to time the transmittal of funds for optional cash investments so that they are received by the Plan Administrator as close as possible to, but no later than two business days in advance of, an investment date.

17. Under what circumstances may a participant rescind an optional cash investment request?

Funds for optional cash investments received by the Plan Administrator will be returned to the participant upon request if received by the Plan Administrator at least two business days prior to the next monthly investment date.

Requests for Waiver for Optional Cash Investments in Excess of $100,000

18. Under what circumstances may stockholders and new investors make cash investments in excess of $100,000 per calendar year?

Optional cash investments in our common stock in excess of $100,000, including initial investments in excess of $100,000, may be made by current stockholders (including Plan participants) and new investors only if we grant a waiver of the $100,000 limit. We may elect in our sole discretion, from time to time or on a periodic schedule as we determine, to initiate the procedures by which stockholders and new investors can request a waiver of the $100,000 limit (a “Request for Waiver”). All shares purchased pursuant to a Request for Waiver will be sold by us. We have established the following procedures governing Requests for Waiver.

Submitting a Request for Waiver

On the first business day of each month, we will post a prerecorded telephone message (telephone number: 302.734.6019) either (i) announcing that we are or are not receiving Requests for Waiver for that month or (ii) providing a specified date for prospective investors to call back for an announcement of whether we will be accepting Requests for Waiver for that month. If we indicate in the initial or a subsequent announcement that we are receiving Requests for Waiver for that month, the announcement will specify (in each case as more fully described below):

•

the commencement date of the pricing period and the number of trading days in the pricing period or the date on which we will announce the commencement date and number of trading days in the pricing period;

•

the threshold price, if we determine that the proposed sale of shares will be subject to a threshold price, or the date on which we will announce whether the proposed sale of shares will be subject to a threshold price;

•	whether the offering will include the pricing period extension feature, or the date on which we will announce whether the offering will include the pricing period extension feature; and

•

whether shares are being offered at a discount to the market price and, if so, what percentage, or the date on which we will announce whether shares are being offered at a discount to the market price and, if so, what percentage.

All announcements by Chesapeake Utilities regarding Requests for Waiver will be made by a prerecorded telephone message (telephone number: 302.734.6019) that is posted no later than 9:00 a.m. Eastern Time on the day in question.

A stockholder or new investor wishing to purchase common stock on the terms that we specify must complete and submit a Request for Waiver form to us indicating the dollar amount proposed to be invested. All Requests for Waiver must be received by us via facsimile at 302.734.6750, or via other methods of communication specified in the prerecorded telephone message, no later than 2:00 p.m. Eastern Time on the third business day prior to the commencement of the pricing period. A Request for Waiver form may be obtained by contacting us.

We will decide whether to accept any or all of the Requests for Waiver received, and will notify any investors whose Requests for Waiver have been accepted, by 9:00 a.m. Eastern Time on the second business day prior to the commencement of the pricing period. We may accept Requests for Waiver in whole or in part, in our sole discretion.

The Plan Administrator must receive the funds for the purchase of shares pursuant to an accepted Request for Waiver by wire transfer no later than 2:00 p.m. Eastern Time on the business day prior to the commencement of the pricing period. Wire transfer instructions may be obtained by contacting the Plan Administrator. Once funds are received by the Plan Administrator for the purchase of shares pursuant to a Request for Waiver, the obligation of a stockholder or new investor to purchase the shares becomes legally binding, and the funds will only be returned as we direct. If sufficient funds to cover the full amount of an accepted Request for Waiver are not received by the 2:00 p.m. Eastern Time deadline, we may, in our sole discretion, elect either to revoke our acceptance of the Request for Waiver or to deem the Request for Waiver accepted as to the lesser amount of funds. Any funds received in respect of a revoked Request for Waiver will be returned without interest.

If Requests for Waiver are submitted for a total amount greater than the amount we are willing to accept for any investment date, we may honor the requests received on any basis that we, in our sole discretion, consider appropriate. We have sole and absolute discretion to accept or reject any or all Requests for Waiver and have no obligation to disclose the reasons for our decision.

Aside from posting recorded telephone messages, neither Chesapeake Utilities nor the Plan Administrator is required to provide written or other notice of our decision to receive the submission of Requests for Waiver or the terms on which shares of common stock are being offered. However, we may, if we so elect, provide such further or alternative notices of a decision to receive Requests for Waiver as we determine to be appropriate.

Without limitation on our right to accept or reject Requests for Waiver in our sole discretion, we reserve the right to terminate any account or deny any Request for Waiver if we believe a purchaser is making excessive optional cash investments through multiple stockholder accounts, is engaging in arbitrage activities or is otherwise engaging in activities under the Plan in a manner which is not in our best interest or which may cause the participant to be treated as an underwriter under the Federal securities laws.

Pricing Period

We will specify in the prerecorded message announcing whether we are receiving Requests for Waiver for a particular month or in a subsequent prerecorded message for that month the number of consecutive trading days (generally between five and ten days) over which the purchase price of our common stock pursuant to accepted Requests for Waiver will be calculated (the “pricing period”). The purchase price of shares will be calculated based upon the unsolicited volume weighted average price, rounded to four decimal places, of our common stock obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time, up to and including the closing price, (the “trading price”) for each trading day during the designated pricing period, calculated pro-rata on a daily basis. For example, assume we have established a ten-day pricing period and have granted a Request for Waiver for an investment of $100,000. To calculate the number of shares of common stock to be purchased, a hypothetical number of shares will be deemed purchased on each day of the pricing period, which will be determined by dividing a pro rata portion of the entire optional cash investment amount, in this case $10,000 (1/10 of the entire investment amount), by the trading price on that day. On the last day of the pricing period, the entire optional cash investment amount of $100,000 will be divided by the total number of hypothetical shares deemed purchased over the ten-day pricing period to establish the purchase price (rounded to four decimal places) for the $100,000 investment. That purchase price will then be reduced by the amount of the waiver discount (as described below), if any. The actual number of shares purchased from us will be calculated by dividing the total investment amount, $100,000, by the purchase price (or discounted purchase price, if applicable).

The investment date for the purchase of shares of our common stock pursuant to a Request for Waiver will be the last day of the pricing period (or, if applicable, the extended pricing period, as described below). On the investment date, the Plan Administrator will apply all funds submitted pursuant to accepted Requests for Waiver (or a lesser amount if, as more fully described below, a threshold price is established, but not satisfied on one or more days during the pricing period) to the purchase of shares of our common stock from us.

Threshold Price

We may, in our sole discretion, establish for any pricing period, a “threshold price” applicable to optional cash investments made pursuant to Requests for Waiver. The threshold price will be the minimum price used for the determination of the purchase price of our common stock pursuant to Requests for Waiver during the pricing period. The establishment of a threshold price will be announced either in the prerecorded message announcing the receipt of Requests for Waiver for a particular month or in a subsequent prerecorded message (posted no later than three business days prior to the first day of the pricing period) for that month. We will establish the threshold price in our sole discretion, based on any factors that we consider relevant.

If a threshold price is established for any pricing period, the unsolicited volume weighted average price obtained from Bloomberg, LP (rounded to four decimal places), for the trading hours from 9:30 a.m. to 4:00 p.m. Eastern Time, up to and including the closing price, must equal or exceed the threshold price in order to be taken into account in establishing the purchase price of the shares of our common stock pursuant to accepted Requests for Waiver. In the event the threshold price is not satisfied for one or more trading days in the pricing period or there are no trades of our common stock reported by the New York Stock Exchange for one or more trading days in the pricing period (and assuming we have not announced the activation of the optional pricing period extension feature, as described below), then (i) those trading days will be excluded from the pricing period and (ii) the amount to be invested pursuant to each accepted Request for Waiver will be reduced in proportion to the number of days in the pricing period on which the threshold price was not satisfied or there were no trades in our common stock reported by the New York Stock Exchange. For example, assume we have established a ten-day pricing period and have granted a Request for Waiver for an investment of $100,000. Further, assume that we have established a threshold price of $50, which is satisfied on eight of the ten days in the pricing period. As a consequence, the pricing period will be reduced to eight days and the amount permitted to be invested pursuant to the Request for Waiver will be reduced to $80,000. To calculate the number of shares of our common stock to be purchased, a hypothetical number of shares will be deemed purchased on each day of the eight days in the pricing period, which will be determined by dividing a pro rata portion of the permitted optional cash investment, in this case $10,000 (1/8 of the permitted investment amount) by the trading price on that day. On the last day of the pricing period, the permitted optional cash investment amount of $80,000 will be divided by the total number of hypothetical shares deemed purchased over the eight-day pricing period to establish the purchase price (rounded to three decimal places) for the $80,000 investment. That purchase price will then be reduced by the amount of the waiver discount (as described below), if any. The actual number of shares purchased from us will be calculated by dividing the permitted investment amount, $80,000, by the purchase price (or discounted purchase price, if applicable).

The portion of the funds tendered that are not used to purchase shares of our common stock will be returned, without interest, to the stockholder or new investor as soon as reasonably practicable after the end of the pricing period.

Optional Pricing Period Extension Feature

We may elect in connection with purchases pursuant to Requests for Waiver during any pricing period whether to activate the optional pricing extension feature. We will announce whether we have elected to activate this feature in the prerecorded message announcing whether we are receiving Requests for Waiver for a particular month or in a subsequent prerecorded message (posted no later than three business days prior to the first day of the pricing period) for that month. If activated, the optional pricing period extension feature provides for an extension of the initial pricing period by the number of days (up to a maximum of five days) during the initial pricing period on which the threshold price is not met or there are no reported trades of our common stock on the New York Stock Exchange. If the threshold price is satisfied on any day during the extended pricing period, that day will be included as a trading day for the pricing period in lieu of the day on which the threshold price was not met or there were no reported trades. For example, if the pricing period is to be ten trading days, and the threshold price is not satisfied for three out of those ten days, and we had previously announced that the optional pricing period extension feature has been activated, then the pricing period will automatically be extended for an additional three trading days, and if the threshold price is satisfied on two of the next three trading days, then those two trading days will be included in the pricing period in lieu of two of the three days on which the threshold price was not met or there are no reported trades of our common stock on the New York Stock Exchange. As a result, the purchase price will be based upon the nine trading days of the initial and extended pricing period on which the threshold price was satisfied and 90% of the funds for optional cash investments pursuant to Requests for Waiver will be invested (as opposed to a pricing period of seven days had the optional pricing period extension feature not been activated, which would have resulted in 30% of the amount tendered for investment pursuant to Requests for Waiver being returned to the stockholder or new investor).

Any portion of the funds tendered that are not used to purchase shares of our common stock will be returned, without interest, to the stockholder or new investor as soon as reasonably practicable after the end of the extended pricing period.

Waiver Discount

We may elect, in our sole discretion, in connection with purchases pursuant to Requests for Waiver during any pricing period whether to establish a “waiver discount” of up to 2% of the purchase price that otherwise would apply. We will announce this decision in the prerecorded message announcing whether we are accepting Requests for Waiver for a particular month or at a subsequent prerecorded message (posted no later than three business days prior to the first day of the pricing period) for that month. The waiver discount may vary from month to month, but will apply uniformly to all optional cash investments made pursuant to Requests for Waiver with respect to a particular month.

We will determine, in our sole discretion, whether to establish a waiver discount after a review of current market conditions and our current and projected capital needs and any other factors that we consider relevant.

Methods of Payment

19. What payment methods are accepted by the Plan Administrator?

Plan participants, registered stockholders who are not Plan participants and new investors purchasing shares of our common stock through optional cash investments are required to deliver payment for the shares to the Plan Administrator. Payments should not be mailed or otherwise delivered to us.

The Plan Administrator will accept the following methods of payment for optional cash investments of $100,000 or less. Instruction for the submission of payment for investments pursuant to Requests for Waiver has been previously discussed in Question No. 18.

By Check

The Plan Administrator will accept personal checks in U.S. funds and drawn against a U.S. bank or other approved financial institution for payment of optional cash investments by stockholders and new investors. All such checks should be made payable to “Computershare – Chesapeake Utilities Corporation.” Cash, traveler’s checks, money orders and third-party checks will not be accepted. If the stockholder making the optional cash investment is not a participant in the Plan, the check must accompany the Enrollment Form, which can be obtained by mail or online, or by calling the Plan Administrator. If a new investor is making an initial investment, the check must accompany the Initial Enrollment Form, which can be obtained by mail or online, or by calling the Plan Administrator. All checks and the appropriate form(s) should be mailed to the Plan Administrator at the address specified in Question No. 3. Checks received without the required accompanying form(s) may be returned by the Plan Administrator.

By One-Time Online Debit From a Designated Account

As an alternative to payment for an optional cash investment by check, a Plan participant or registered stockholder may authorize a one-time online debit from a checking or savings account maintained with a U.S. bank or other approved financial institution by accessing his or her account online at the Plan Administrator’s website and following the instructions provided. Likewise, a new investor can give online authorization of a one-time debit of a checking or savings account maintained with a U.S. bank or other approved financial institution to fund his or her initial investment. This can be facilitated by accessing the Plan Administrator’s website and following the instructions provided.

Online Payment

Plan participants, registered stockholders, or new investors may also make online payments by accessing the Plan Administrator’s website, if they choose to purchase shares online. Plan participants and registered stockholders will be required to authenticate his or her online account with the Plan Administrator by accessing the Plan Administrator’s website at www.computershare.com/investor. New investors must first enroll online with the Plan Administrator at www.computershare.com/investor. Once an online account has been established or authenticated, a Plan participant, registered stockholder, or new investor may purchase his or her initial shares or additional shares by following the instructions provided on the Plan Administrator’s website. Any questions regarding the online purchase of shares should be directed to the Plan Administrator. See Question No. 3.

By Recurring Automatic Monthly Debits From a Designated Account

A Plan participant or registered stockholder may authorize optional cash investments on a monthly basis by electing to have funds automatically debited once each month from a checking or savings account maintained with a U.S. bank or other approved financial institution.

A Plan participant can authorize recurring automatic monthly debits by:

•	accessing the participant’s Plan account online with the Plan Administrator and following the instructions provided; or

•

completing and signing a Direct Debit Authorization Form and returning it to the Plan Administrator, together with a voided blank check or savings deposit slip for the bank account from which the funds are to be withdrawn.

A registered stockholder who is not a Plan participant can authorize automatic monthly debits by:

•	accessing his or her account online with the Plan Administrator and following the instructions provided; or

•	completing an Enrollment Form and a Direct Debit Authorization Form.

Once automatic monthly debits begin, funds will be withdrawn from the participant’s designated account on the first of each month or the next business day if the first is not a banking business day. A participant may change the amount debited or discontinue automatic debits by calling the Plan Administrator, completing and submitting to the Plan Administrator a new Direct Debit Authorization Form or by accessing his or her Plan account online and following the instructions provided. To be effective for a particular investment date, the Plan Administrator must receive the new instructions at least six business days before the investment date.

Returned Checks and Insufficient Funds

If any check, one-time online debit from a checking or savings account maintained with a U.S. bank or other approved financial institution is returned unpaid for any reason, or a checking or savings account maintained with a U.S. bank or other approved financial institution does not have sufficient funds for a recurring automatic debit for an optional cash investment or an initial investment is dishonored, refused or otherwise returned unpaid, any credit of shares of our common stock to the participant’s account in anticipation of receiving the funds will be reversed and the Plan Administrator may immediately sell any shares purchased for the account of the investor. In addition, the investor will be assessed a fee of $35 and will be responsible for any other associated costs of the Plan Administrator. This fee and any other associated costs of the Plan Administrator will be deducted from any cash balance in the participant’s account or, if sufficient funds are not available, the Plan Administrator may sell shares from the participant’s Plan account to satisfy the uncollected balance.

Optional Cash Investments Through Payroll Deductions

Designated employees must adhere to the Chesapeake Utilities Securities Trades by Company Personnel and Related Persons Policy Statement (the “Insider Trading Policy”). An initial investment, changing the amount of a previously designated deduction, and the termination of a payroll deduction must be requested by executing and submitting a Payroll Deduction Authorization Form to Investor Relations dated only when a Trading Window, as provided in the Insider Trading Policy, is open. Designated employee participants must direct all questions to the Investor Relations Department at 302.734.6716.

20. Can an employee of Chesapeake Utilities or our subsidiaries make optional cash investments through payroll deductions?

Yes. Any of our employees or our subsidiaries’ employees are eligible to participate in the Plan through payroll deductions. To participate, an employee must obtain a Payroll Deduction Authorization Form from the Human Resources Department. The Payroll Deduction Authorization Form authorizes us to deduct the amount specified by the employee (of not less than $50 per calendar quarter) from the employee’s after-tax earnings. Payroll deductions may not at any time exceed the employee’s after-tax earnings nor may the total of all optional cash investments (including investments other than by payroll deduction) during a calendar year exceed $100,000. The initial purchase minimum amount of $250 and subsequent investment minimum amount of $50 per investment are waived for employees who participate in the Plan through payroll deductions.

In order to initiate payroll deductions, the Payroll Deduction Authorization Form must be completed and received by the Human Resources Department at least two weeks before the beginning of the first pay period for the commencement of deductions. All new employee accounts initiated via payroll deductions will be enrolled in the Plan and dividends will be automatically reinvested unless the employee requests otherwise.

21. When will the payroll deductions be received and invested by the Plan Administrator?

We will submit to the Plan Administrator accumulated payroll deductions for each month no later than two business days prior to the investment date in the next month. See Question No. 15. The Plan Administrator will apply these funds to the purchase of our common stock as of the investment date.

22. Can an employee change the amount of his or her payroll deductions?

Yes. An employee for whom payroll deductions have commenced may change the amount of his or her deductions by submitting a new Payroll Deduction Authorization Form to the Human Resources Department. The Payroll Deduction Authorization Form must be received at least two weeks before the beginning of the pay period as of which the change in the amount of deduction is to take effect. The change will take effect within two weeks of receipt of the Payroll Deduction Authorization Form by the Human Resources Department.

23. What happens when a pay period does not coincide with the end of the month?

We will hold all deductions made after the last pay period of a month and invest those deductions with the payroll deductions for the next month. The payroll deductions transferred to the Plan Administrator for any month will consist of the deductions made for each payroll period that ended during the month. No interest will be paid on payroll deductions held for investment.

24. Can an employee elect to discontinue payroll deductions?

Yes. An employee for whom payroll deductions are being made may direct that we discontinue such deductions by submitting a new Payroll Deduction Authorization Form to the Human Resources Department. The Payroll Deduction Authorization Form must be received at least two weeks before the beginning of the pay period as of which the employee wishes to cease such deductions.

25. May an employee discontinue payroll deductions and still remain in the Plan?

Yes. A participant who discontinues payroll deductions may retain his or her Plan account. Dividends paid on shares held in the participant’s Plan account will continue to be reinvested or paid in cash in accordance with the participant’s reinvestment election. See Question No.  10.

Purchases of Shares Under the Plan

26. What is the source of the shares of common stock purchased under the Plan?

Shares of our common stock acquired under the Plan (other than purchases pursuant to Requests for Waiver) will be purchased by the Plan Administrator, at our discretion, (i) from us (in which event the shares will be either authorized but unissued shares or treasury shares), (ii) in the open market or in one or more negotiated transactions or (iii) a combination of the foregoing. All shares of our common stock purchased pursuant to Requests for Waiver will be purchased from us.

27. What will be the price of shares of common stock purchased under the Plan?

The purchase price per share of our common stock purchased from us (other than purchases pursuant to Requests for Waiver) will be equal to 100% of the average of the high and low sales prices of the common stock, based on the New York Stock Exchange Composite Transactions by 4:00 p.m. Eastern Time as reported on the investment date, but in no event will shares of common stock be sold by us under the Plan at less than the par value per share.

For shares purchased on the open market, the Plan Administrator may combine each Plan participant’s funds with funds of other purchasing participants. In the event the Plan Administrator combines purchasing participants’ funds, the Plan Administrator generally will combine funds relating to same purchase type (e.g., cash dividends, initial cash investments, and optional cash investments), and will direct the Plan Administrator’s broker to separately execute each purchase type. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in shares of common stock, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over multiple days. If different purchase types are batched, the price per share of common stock purchased for each Plan participant’s account, whether purchased with reinvested cash dividends, with initial cash investments, or with optional cash investments, shall be the weighted average price of the specific batch of shares of common stock purchased by the Plan Administrator’s broker on the particular investment date. The Plan Administrator has full discretion as to all matters relating to the purchase of shares.

No one will have any authority or power to direct the time or price at which shares for the Plan are purchased, and no one, other than the Plan Administrator will select the broker through or from whom purchases are to be made.

28. How many shares of common stock will be purchased for participants?

The number of shares purchased on any particular investment date will depend upon (i) the amount of dividends to be invested or optional cash investments to be made and (ii) the applicable purchase price per share. Each participant’s account will be credited with that number of shares (including a fraction computed to six decimal places) equal to the participant’s total amount to be invested divided by the applicable purchase price per share.

Because the purchase price of the shares will be based on market conditions existing at the time that investments are made, participants will not know the precise number of shares to be purchased for their accounts either at the time they elect to participate in the Plan or at the time they make optional cash investments.

Reports and Other Communications to Participants

29. How will a participant be advised of the purchase of shares of common stock?

Each Plan participant who reinvests dividends through the Plan will receive a quarterly statement following each dividend reinvestment. Each participant who makes optional cash investments also will receive a statement of account for any month in which an optional cash investment is made. A new investor who makes an initial investment also will receive a statement of account for the month in which the investment is made. These statements show any cash dividends reinvested and any investments made, the number of shares purchased, the purchase price, the number of shares held for the participant by the Plan after giving effect to the reported purchases, the number of shares registered in the name of the participant, and a report of each transaction for the current calendar year to date. Statements of account are mailed to participants as soon as practicable after each investment date. The specific cost basis information for shares acquired has and will be included in a Plan participant’s statement in accordance with applicable law. The Plan participant is responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Duplicate statements for Plan accounts are available from the Plan Administrator. However, charges may be assessed for statements for both active and closed accounts. A participant may also view year-to-date transaction activity in his or her Plan account for the current year, as well as activity in prior years, by accessing his or her Plan account at the Plan Administrator’s website.

These statements are a participant’s continuing record of the cost of shares of our common stock purchased under the Plan, and should be retained.

30. What other communications does a Plan participant receive?

Each participant will also receive future prospectuses for the Plan and copies of other communications sent to our stockholders, which typically include annual reports, annual meeting notices and proxy statements, as well as other financial materials and income tax information for reporting dividends paid by us.

Safekeeping of Certificates

31. How does the arrangement for the safekeeping of stock certificates work?

The safekeeping arrangement for stock certificates gives a participant the opportunity to deposit Chesapeake Utilities common stock certificates registered in the participant’s name with the Plan Administrator. When the shares are on deposit with the Plan Administrator, the participant is relieved of the safekeeping responsibility. This feature protects the stockholder from the risk of loss, theft or destruction of the certificates. Shares represented by certificates deposited with the Plan Administrator will be credited in book-entry form to the participant’s account under the Plan. Dividends on shares deposited with the Plan Administrator will be reinvested or paid in cash in accordance with the participant’s dividend payment election. See Question No. 10.

To deposit a stock certificate with the Plan Administrator for safekeeping, a participant must mail the certificate by registered or certified mail, with return receipt requested, or by some other form of traceable mail, and properly insured, to the Plan Administrator at the address set forth in Question No. 3. DO NOT ENDORSE THE STOCK CERTIFICATE.

Certificates for Shares

32. Will stock certificates automatically be issued for shares of common stock purchased under the Plan?

No. Shares of common stock purchased under the Plan will be credited to a participant’s account under the Plan and will be shown on the participant’s statement of account. Certificates will not be issued unless a participant requests a certificate. Upon request of a participant, certificates for any number of shares up to the total number of whole shares credited to the participant’s account under the Plan will be issued. Requests for certificates can be made by contacting the Plan Administrator by any of the means specified in Question No. 3. Any remaining whole shares and any fractional share will continue to be held in the participant’s account. Certificates for fractional shares will not be issued under any circumstances.

Issuance of stock certificates may be subject to an additional fee. Participants should contact the Plan Administrator to determine if there is a stock certificate issuance fee.

Shares in book-entry form credited to the account of a participant under the Plan may not be pledged or assigned and any purported pledge or assignment will be void. A participant who wishes to pledge or assign shares credited to his or her account must request that the Plan Administrator issue a certificate for such shares registered in the participant’s name.

33. Can a certificate be issued in a name other than the participant’s?

Yes. An account will be maintained in each participant’s name as shown on the stockholder records at the time the participant enrolls in the Plan. Unless a participant otherwise requests, certificates for whole shares, when issued, will be registered in that name of the participant exactly as it appears on his or her Plan account.

Upon written request to the Plan Administrator, certificates can be registered and issued in a name other than the name in which an account is maintained, provided that the request bears the signature(s) of the participant(s) and the signature(s) is Medallion guaranteed by a commercial bank or member firm of a national securities exchange participating in the Medallion program. This constitutes re-registration of the shares and is subject to compliance with any applicable laws and to the payment by the Plan participant of any applicable stock transfer taxes.

Sale of Shares

34. Can a participant sell shares credited to his or her account under the Plan?

Yes. A participant has four choices when making a sale, depending on how he or she submits a sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Plan Administrator directly at the telephone number listed in Question No. 3. Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at the telephone number listed in Question No. 3. If a participant’s market order sale was not filled and he or she still desires to sell the shares, he or she must re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $25 per sale and a per share fee of $0.12.

•

Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. The Plan Administrator will seek to sell shares in round lot (100 shares) transactions. For this purpose the Plan Administrator may combine each selling participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service fee of $25 per sale and a per share fee of $0.12.

•

Day Limit Order: A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at a participant’s request made online at www.computershare.com/investor or by calling the Plan Administrator directly at the telephone number listed in Question No. 3. Each day limit order sale will incur a service fee of $25 per sale and a per share fee of $0.12.

•

Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one trading day, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at a participant’s request made online at www.computershare.com/investor or by calling the Plan Administrator directly at the telephone number listed in Question No. 3. Each GTC limit order sale will incur a service fee of $25 per sale and a per share fee of $0.12.

Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The Plan Administrator may, for various reasons, require a sales request to be submitted in writing. Participants should contact the Plan Administrator to determine if there are any limitations applicable to a particular sales request. An additional fee of $15 will be charged if the assistance of a Customer Service Representative is required when selling shares.

Participants should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

If a participant elects to sell shares online at www.computershare.com/investor through the Investor Center, he or she may utilize the Plan Administrator’s international currency exchange service to convert his or her sales proceeds to local currency prior to being sent to the participant. Receiving sales proceeds in a local currency and having checks drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which a participant must agree to online.

The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the program are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

35. What happens if a participant sells or transfers some of the shares for which the participant has elected dividend reinvestment?

If a participant is reinvesting the cash dividends on all of the shares registered in the participant’s name and on all shares of common stock credited to the participant’s account under the Plan (i.e., if the participant elected the “Full Dividend Reinvestment” option described in Question No. 10) and the participant disposes of a portion of those shares, regardless of whether the shares are registered in the participant’s name or held by the Plan for the account of the participant, the Plan Administrator will continue to reinvest the dividends on the remainder of the participant’s shares.

If a participant has elected to receive in cash the dividend on a portion of shares registered in the participant’s name and/or held by the Plan for the account of the participant, and the participant disposes of a portion of those shares, the Plan Administrator will continue to distribute in cash the dividend on the number of shares that the participant previously elected to receive in cash and continue to reinvest the dividends received on the balance of the participant’s shares. If the number of shares sold or transferred exceeds the number of shares on which dividends are being paid in cash, no dividends will be reinvested.

For example, assume a participant owns 250 shares and directs the Plan Administrator to distribute in cash the dividends on 100 shares and to reinvest the dividends on the balance. If the participant disposed of 50 shares, the Plan Administrator would continue to distribute in cash the dividend on the 100 shares and would reinvest the dividend on the remaining 100 shares. If instead the participant sells 200 shares, then the Plan Administrator will distribute in cash the dividend on the participant’s remaining 50 shares.

Termination of Participation

36. Can we terminate a participant’s participation in the Plan?

Yes. We reserve the right to terminate the participation of a participant who, in our sole opinion, is misusing the Plan or is causing us undue expense.

37. May a participant terminate participation in the Plan?

Yes. The Plan is entirely voluntary and a participant may request termination of his or her participation in the Plan at any time. If a termination request is received by the Plan Administrator on or prior to the record date for a cash dividend, that dividend and all subsequent dividends on the participant’s shares (both registered shares and shares held for the account of the participant under the Plan) will be paid to the participant in cash. If the request is received after the record date for a cash dividend, the dividend, at the election of the Plan Administrator, either will be reinvested for the participant’s account on the corresponding dividend payment date or distributed to the withdrawing participant by the Plan Administrator in cash and all dividends thereafter will be paid in cash.

After a termination request is received, any funds for an optional cash investment held by the Plan Administrator will be invested as of the next investment date, unless a request for the return of the funds is received by the Plan Administrator at least two business days prior to the investment date.

In order to terminate participation in the Plan, a participant must notify the Plan Administrator by accessing his or her Plan account online and following the instructions provided or by notifying the Plan Administrator by telephone or in writing as described in Question No. 3.

38. Upon termination, what happens to the shares held for a participant’s account?

If a participant terminates his or her participation in the Plan, generally not later than two business days thereafter, the Plan Administrator will continue to hold the participant’s shares in book-entry form and will make a cash payment to the participant for any fractional share based on the then current market price of our common stock, less applicable fees. Only at the participant’s request will the Plan Administrator issue to the participant a certificate for the whole number of shares credited to a participant’s account under the Plan and will make a cash payment to the participant for any fractional share based on the then current market price of our common stock, less applicable fees. Issuance of stock certificates may be subject to an additional fee. Participants should contact the Plan Administrator to determine if there is a stock certificate issuance fee.

A participant may also request, at the time of the submission of his or her notification of termination, that all or a portion of the whole shares credited to his or her account under the Plan be sold in one of the methods described in Question No. 34.

Other Information

39. How is a participant’s Plan account handled when a participant dies?

The Plan Administrator will continue to maintain the participant’s Plan account and cash dividends will continue to be reinvested in accordance with the participant’s reinvestment election until the Plan Administrator receives certain information from a legal representative of the participant’s estate such as a death certificate, official written confirmation regarding the disposition of the estate, and written instructions to withdraw the shares of common stock. No optional cash investments may be made in the name of the participant after the participant’s death if the Plan Administrator has received notice of the participant’s death. These procedures also will be followed in the event the Plan Administrator is notified that a participant has been adjudicated incompetent.

40. If we engage in a rights offering, how will the rights on shares of common stock held by the Plan be handled?

In the event that rights are issued to our existing stockholders to subscribe to additional shares of common stock, debentures, or other securities, the Plan Administrator will distribute to Plan participants the rights issued in respect of the shares of our common stock held for participants’ accounts under the Plan, thereby enabling each Plan participant to exercise or transfer such rights in the same manner and to the same extent as rights issued in respect of any shares registered in the participant’s name.

41. What happens if we pay a stock dividend or effect a stock split?

Any additional shares of our common stock issued as the result of a stock dividend or a stock split in respect of both shares of common stock held by the Plan for the account of a participant and shares registered in the name of a Plan participant, will be credited to the participant’s Plan account.

42. How will a participant’s shares held under the Plan be voted at meetings of stockholders?

In connection with each meeting of our stockholders, a participant will receive either a paper copy of our proxy statement, together with a proxy card, or a Notice of Internet Availability of Proxy Materials. If a participant receives a proxy card, it will allow a participant to vote his or her shares by telephone, via the Internet or by mail. If a participant receives a Notice of Internet Availability of Proxy Materials, it will include instructions on how to access our proxy materials and vote his or her shares via the Internet. The Notice of Internet Availability of Proxy Materials will also include instructions on how a participant may request delivery at no cost to him or her of a paper or email copy of our proxy materials.

43. May we amend or discontinue the Plan?

Yes. Notwithstanding any other provision of the Plan, we reserve the right at any time or from time to time to make modifications to any provisions of the Plan or to suspend or terminate the Plan in its entirety.

Upon termination of the Plan, the Plan Administrator will continue to hold the participant’s shares in book-entry form and will make a cash payment to the participant for any fractional share based on the then current market price of our common stock, less applicable fees. Only at the participant’s request will the Plan Administrator issue to the participant a certificate for the whole number of shares credited to a participant’s account under the Plan and will make a cash payment to the participant for any fractional share based on the then current market price of our common stock, less applicable fees. Issuance of stock certificates may be subject to an additional fee. Participants should contact the Plan Administrator to determine if there is a stock certificate issuance fee.

44. What is sufficient notice to a participant under the Plan?

Any notice required to be given by the Plan Administrator to a participant pursuant to the Plan shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class mail, postage prepaid, to the participant at the participant’s address as it shall last appear on the Plan Administrator’s records. The Plan Administrator will be fully protected in relying on such records.

45. Can successor Plan Administrators be named?

Yes. We may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If we change the Plan Administrator, references in this Prospectus to Plan Administrator shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

46. Who bears the risk of fluctuations in the market price of common stock?

A participant’s investment in shares of our common stock credited to the participant’s account under the Plan has the same risk as an investment in our common stock held in certificate form. A participant bears the full risk of loss (and receives the benefit of any gain) occurring by reason of fluctuations in the market price of our common stock credited to the participant’s Plan account.

47. Who governs and interprets the Plan?

We have full authority, in our sole discretion, to adopt such rules and regulations as we shall deem necessary or desirable for operation of the Plan and to interpret the Plan and such rules and regulations. The terms and conditions of the Plan and its operation are governed by the laws of the State of Delaware (without regard to the conflict of law principles).

48. Can purchases or sales of common stock under the Plan be curtailed or suspended?

Yes. Purchases or sales of our common stock under the Plan may be curtailed or suspended at any time if such purchases or sales would, in our judgment, contravene or be restricted by applicable law of the rules, regulations, interpretations or orders of the SEC, any other governmental agency, commission or instrumentality, any court or any securities exchange. Neither Chesapeake Utilities nor the Plan Administrator shall be accountable, or otherwise liable, for failure of the Plan to make purchases or sales at such times and under such circumstances.

Federal Income Tax Consequences

49. What are the Federal income tax consequences of participation in the Plan?

In general, stockholders who participate in the Plan will be subject to the same Federal income tax consequences, with respect to the dividends payable to them, as nonparticipating stockholders. A participant will be treated for Federal income tax purposes as having received, on each quarterly dividend payment date, a dividend equal to the full amount of the cash dividend payable for the quarter with respect to the participant’s shares of our common stock, even if that amount is not actually received in cash, but instead is applied to the purchase of shares of our common stock for the participant’s account.

In addition, the amount of any per share fees paid for a participant by us or the Plan Administrator in connection with the purchase of shares will be taxed as a dividend to the participant. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay.

An employee who makes optional cash investments through payroll deductions is subject to the same Federal income tax consequences as if the employee had received the funds deducted for the purchase of shares of our common stock. Thus, an employee’s purchase of shares through payroll deductions does not decrease the amount of the employee’s taxable income.

The participant’s tax basis for shares of our common stock purchased with reinvested dividends or optional cash investments under the Plan will depend upon the source of the shares. The tax basis of shares purchased from us will be equal to the purchase price of the shares. The tax basis of shares purchased in the open market or in negotiated transactions will be equal to the purchase price of the shares increased by a pro rata share of any per share and other fees we paid for the participant. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. The holding period for shares of common stock acquired pursuant to the Plan will begin on the day following the day the shares are credited to the participant’s account. Plan participants are responsible for maintaining a record of the cost basis for shares in certificate form and held for the participant’s account under the Plan. In the event the shares are ever sold, whether a participant is required to pay taxes on the sale will depend on the cost basis of the shares. We strongly recommend that stockholders keep the last quarterly Plan account statement for each calendar year, which details all of that year’s Plan activity.

A Plan participant who purchases shares of our common stock pursuant to a Request for Waiver at a price that reflects a waiver discount may be treated as having received a dividend distribution equal to the excess of the fair market value of the shares acquired over the purchase price. If such excess is treated as a dividend, the participant’s basis in the shares acquired will include the amount of such dividend. Persons making purchases at a waiver discount should consult their tax and/or other advisors regarding the tax consequences of such purchases.

A Plan participant will not realize taxable income when he or she receives certificates for whole shares previously credited to the participant’s account, either upon the request of the participant for the issuance of a certificate or upon withdrawal from or termination of the Plan. However, participants must generally recognize any gain or loss when whole shares acquired under the Plan are sold or exchanged either by the Plan Administrator at the request of a participant or following the withdrawal of the shares from the Plan by the participant. A participant also must recognize any gain or loss when the participant receives a cash payment for a fractional share credited to the participant’s account under the Plan upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the proceeds received by the participant from the sale of the shares or fractional share and the cost basis of the shares.

THE DISCUSSION ABOVE IS A SUMMARY OF THE IMPORTANT U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE SUMMARY IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, U.S. TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND COURT DECISIONS, AS IN EFFECT AS OF THE DATE OF THIS DOCUMENT, ALL OF WHICH ARE SUBJECT TO CHANGE AT ANY TIME, POSSIBLY WITH RETROACTIVE EFFECT. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, FOR EXAMPLE, IT DOES NOT ADDRESS ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION. ALL PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX AND/OR OTHER ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER TRANSFER BY THEM OF SHARES ACQUIRED PURSUANT TO THE PLAN.

50. Is the Plan Administrator required to withhold Federal income tax on the payment of dividends under the Plan?

Yes. Under current Federal income tax laws, the Plan Administrator (in its capacity as our dividend disbursing agent) may be required to withhold a certain percentage (called “backup withholding”) from the amount of dividends that would otherwise be made available to the participant or reinvested under the Plan. This withholding is required if any participant has failed to furnish a valid taxpayer identification number, failed to report interest or dividends properly on his or her tax return or failed, when required, to certify that the participant is not subject to backup withholding. Should backup withholding be required as to any dividends, the Plan Administrator will endeavor to notify the participant of this requirement when withholding begins. The amount withheld will be deducted from the amount of the dividend and only the remaining amount will be reinvested or paid in cash, as elected by the participant.

If a participant is a nonresident foreign stockholder whose dividends are subject to U.S. Federal income tax withholding, the amount of the tax to be withheld will be deducted from the gross amount of dividends to determine the amount of dividends to reinvest or pay in cash, as elected by the participant.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of Chesapeake Utilities. Stockholders do not have cumulative voting rights in the election of directors and have no preemptive, subscription or conversion rights. The common stock is not subject to redemption by us.

Preferred Stock

Shares of preferred stock may be issued by us from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by our stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividend rights, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) our right, if any, to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, that the stockholders of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of Chesapeake Utilities; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by us of, our common stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of Chesapeake Utilities.

Certificate of Incorporation Provisions Relating to a Change in Control

Under our Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of our capital stock is required to approve a merger or consolidation of Chesapeake Utilities with, or the sale of substantially all of our assets or business to, any other corporation (other than a corporation 50% or more of the common stock of which is owned by us), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of the outstanding shares of our common stock, unless the transaction is approved by our Board of Directors prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of the outstanding shares of common stock. In addition, our Certificate of Incorporation provides for a classified Board of Directors under which one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and the classified Board of Directors may have the effect of delaying, deferring or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) the corporation’s Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of the stockholders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common stock in market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. We may sell our common stock to stockholders (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange under the ticker symbol “CPK.”

Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends or optional cash purchases.

We will pay any and all transaction and processing fees and related expenses incurred in connection with purchases of our common stock with reinvested dividends and optional cash investments under the Plan. When shares of common stock are sold by the Plan Administrator for you via a batch order sale, you will incur a transaction fee of $25 per transaction plus a per share fee of $0.12. Alternatively, if you request that the Plan Administrator sell shares for you via a market order sale, you will incur a transaction fee of $25 per sale plus a per share fee of $0.12. For each day limit order sale by the Plan Administrator on your behalf, you will incur a transaction fee of $25 per sale plus a per share fee of $0.12. For each good-til-cancelled limit order you place with the Plan Administrator, you will incur a transaction fee of $25 per sale plus a per share fee of $0.12. Per share fees include any applicable brokerage commissions the Plan Administrator is required to pay. Any fractional shares will be rounded up to the next whole share for purposes of calculating the per share fee. For a full description of fees, please see “Fees Associated With the Plan” on page 4 and Questions No. 8 and 34.

Common stock may not be available under the Plan in all jurisdictions. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL OPINION

The validity of the shares of our common stock offered hereby that are purchased from us has been passed upon by Baker & Hostetler LLP, Orlando, Florida.

EXPERTS

The financial statements and schedules as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act file reports and other information with the SEC. Annual, quarterly and special reports, proxy statements and other information filed by us with the SEC may be read and copied at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1.800.SEC.0330. Our SEC filings are also accessible online at the SEC’s website at www.sec.gov. Information about us, including our filings, is also available on our website at www.chpk.com. Unless expressly incorporated by reference, information contained on or made available through our website is not a part of this Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to these documents. The information incorporated by reference is an important part of this Prospectus. Any statement contained in a document that is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this Prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto, which has been furnished to, but not filed with, the SEC:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018;

(b)	Our definitive Proxy Statement on Schedule 14A, filed on April 4, 2018;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 8, 2018;

(d)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 9, 2018;

(f)	Our Current Report on Form 8-K dated February 28, 2018, filed on March 1, 2018;

(g)	Our Current Report on Form 8-K dated March 1, 2018, filed on March 2, 2018;

(h)	Our Current Report on Form 8-K dated May 8, 2018, filed on May 9, 2018;

(i)	Our Current Report on Form 8-K dated May 9, 2018, filed on May 15, 2018;

(j)	Our Current Report on Form 8-K dated June 7, 2018, filed on June 8, 2018;

(k)	Our Current Report on Form 8-K dated August 9, 2018, filed on August 9, 2018;

(l)

The description of our common stock contained in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating the description.

All reports and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of our common stock offered hereby shall automatically be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents; provided, however, that we are not incorporating, in each case, any documents or information contained therein that has been furnished to, but not filed with, the SEC.

Any person to whom a copy of this Prospectus is delivered may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents, unless they are specifically incorporated by reference in any such documents. Requests for copies of documents should be directed to the Investor Relations Department, Chesapeake Utilities Corporation, P.O. Box 615, Dover, Delaware 19903-0615, telephone numbers: 302.734.6716 or toll-free 888.742.5275. We also maintain a website that contains additional information about us at www.chpk.com.

You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the dates on the front pages of these documents.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Our estimated expenses in connection with the issuance and distribution of the securities being registered hereunder are as follows:

Registration fee	$0
Printing expenses	4,600
Transfer Agent and Registrar fees	4,000
Accounting fees and expenses	10,000
Legal fees and expenses	4,200

Total	$22,800

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Bylaws, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact he or she is or was a director or officer of Chesapeake Utilities, or is or was serving at our request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, is entitled to indemnification by Chesapeake Utilities to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. These indemnification rights continue as to such person who has ceased to be a director or officer and inure to the benefit of the person’s heirs, executors and administrators. These indemnification rights include the right for us to pay the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to our receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that he or she is not entitled to be indemnified. These indemnification rights under the Bylaws are not exclusive of any other indemnification right which any person may have or acquire under any law, provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145 of the Delaware General Corporation Law permits indemnification of a director, officer, employee or agent of a corporation who acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In all proceedings other than those by or in the right of Chesapeake Utilities, this indemnification covers expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified person. In actions brought by or in the right of Chesapeake Utilities (such as derivative actions), Section 145 provides for indemnification against expenses only and, unless a court determines otherwise, only in respect of a claim as to which the person is not judged liable to the corporation.

We have in effect liability insurance policies covering certain claims against any of our directors or officers by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in the person’s capacity as director or officer.

Article Eleven of our Certificate of Incorporation provides that a director of Chesapeake Utilities shall not be personally liable to Chesapeake Utilities or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to Chesapeake Utilities or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

We have in effect liability insurance policies covering certain claims against any of our directors or officers by reason of certain breaches of duty, neglect, error, misstatement, omission, or other act committed by such person in his or her capacity as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act is therefore unenforceable.

ITEM 16.	EXHIBITS.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1	Amended and Restated Certificate of Incorporation of Chesapeake Utilities Corporation (incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q for the period ended June 30, 2010, File No. 001-11590).

4.2	Amended and Restated Bylaws of Chesapeake Utilities Corporation, effective December 4, 2012 (incorporated by reference to Exhibit 3 of our Current Report on Form 8-K filed December 7, 2012, File No. 001-11590).

4.3	First Amendment to the Amended and Restated Bylaws of Chesapeake Utilities Corporation, dated December 3, 2014 (incorporated by reference to Exhibit 3(ii) of our Current Report on Form 8-K filed December 9, 2014, File No. 001-11590).

4.4	Second Amendment to the Amended and Restated Bylaws of Chesapeake Utilities Corporation, effective November 2, 2016 (incorporated by reference to Exhibit 3.3 of our Quarterly Report on Form 10-Q for the period ended September 30, 2016, File No. 001-11590).

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chesapeake Utilities Corporation, dated May 8, 2017 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed May 9, 2017, File No. 001-11590).

5.1	Opinion of Baker & Hostetler LLP regarding legality of the securities being offered. *

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above). *

23.2	Consent of Baker Tilly Virchow Krause, LLP. *

24	Power of Attorney (incorporated by reference to Exhibit 24.1 of our Registration Statement on Form S-3ASR, File No. 333-221835).**

*	Filed herewith.
**	Previously filed.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus if first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of Delaware, on the 22nd day of August, 2018.

CHESAPEAKE UTILITIES CORPORATION

By:	/s/ Michael P. McMasters
Michael P. McMasters
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

/s/ John R. Schimkaitis John R. Schimkaitis, Chairman of the Board and Director Date: August 22, 2018	/s/ Michael P. McMasters Michael P. McMasters, President, Chief Executive Officer and Director (Principal Executive Officer) Date: August 22, 2018

/s/ Beth W. Cooper Beth W. Cooper, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) Date: August 22, 2018	/s/ Eugene H. Bayard Eugene H. Bayard, Esq., Director Date: August 22, 2018

/s/ Thomas J. Bresnan Thomas J. Bresnan, Director Date: August 22, 2018	/s/ Dr. Ronald G. Forsythe, Jr. Dr. Ronald G. Forsythe, Jr., Director Date: August 22, 2018

/s/ Thomas P. Hill, Jr. Thomas P. Hill, Jr., Director Date: August 22, 2018	/s/ Dennis S. Hudson, III Dennis S. Hudson, III, Director Date: August 22, 2018

/s/ Paul L. Maddock, Jr. Paul L. Maddock, Jr. Director Date: August 22, 2018	/s/ Calvert A. Morgan Calvert A. Morgan, Jr., Director Date: August 22, 2018

/s/ Dianna F. Morgan Dianna F. Morgan, Director Date: August 22, 2018